UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 11, 2011 (March 22, 2011)

HEARTLAND BRIDGE CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54012 (Commission File Number)	27-2506234 (I.R.S. Employer Identification No.)

1 International Boulevard, Suite 400 Mahwah, NJ 07495 (Address of principal executive offices) (zip code)

(201) 512-8732 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01        Financial Statements

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011 we acquired all of the outstanding securities and ownership interests of iSafe Imaging Canada Ltd., an Alberta corporation, iSafe Imaging, LP, a Texas limited partnership, and eMediSafe, LP, a Texas limited partnership (together the “iSafe Entities”), which are now our wholly-owned subsidiaries, from the holders of those securities and ownership interests (the “iSafe Holders”) on March 22, 2011.  The iSafe Entities provide digital file conversion services that convert legacy information of various formats into valuable, usable information.  Services include document imaging, tape copying and transcription, data replication, and disaster recovery.  Additional services provided by the iSafe Entities include physical storage and management of hard copy records and paper materials, document retention planning, and document disposal.  These services enable the iSafe Entities to create unique and comprehensive data and information management solutions that deliver maximum value to their business and user communities.

In exchange for the securities and ownership interests of the iSafe Entities, we issued to the iSafe Holders Five Hundred Thousand (500,000) shares of our common stock and warrants to purchase Fifty Thousand (50,000) shares of our common stock at an exercise price of $3.05 per share.

In the Form 8-K filed on March 24, 2011, we announced that according to the unaudited financial statements of the iSafe Entities, the companies had combined revenue of nearly $1.3 million in 2010 and approximately $0.9 million in 2009.

The purpose of this amended filing is to provide the audited financial statements of the iSafe Entities and pro forma financial statements, as required.  According to the audited financial statements attached hereto, the iSafe Entities had combined revenue of approximately $1.31 million in 2010 and combined revenue of approximately $0.85 million in 2009.

A.           Financial Statements of Business Acquired.

iSafe Entities

Combined Financial Statements
For the years ended December 31, 2009 and 2010

Contents

Report of Independent Registered Accounting Firm	4

Combined Balance Sheets	5

Combined Statements of Operations	6

Combined Statement of Stockholders'/Partners' Equity	7

Combined Statements of Cash Flows	8

Notes to Combined Financial Statements	9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors, Stockholders, and Partners of
iSafe Imaging Canada Ltd; iSafe Imaging, LP; and eMediSafe, LP

We have audited the accompanying combined balance sheets of iSafe Imaging Canada Ltd,; iSafe Imaging, LP; and eMediSafe, LP (the “Company”) as of December 31, 2010 and 2009, and the related combined statements of income (operations), comprehensive income (loss), changes in stockholders’/partners’ equity (deficiency) and cash flows for the years then ended.  These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP
New York, New York
August 11, 2011

iSafe Entities
Combined Balance Sheets

	December 31,	December 31,
	2010	2009

Assets
Current assets:

Cash and cash equivalents	$50,054	$55,301
Accounts receivable	276,173	35,736
Prepaid expenses and other current assets	4,424	16,217
Deferred tax asset	-	11,644
Total current assets	330,651	118,898

Fixed assets, net	152,034	111,642

Total assets	$482,685	$230,540

Liabilities and Stockholder’s/Partners' Equity (Deficiency)

Current liabilities:

Accounts payable and accrued expenses	$214,618	$137,263
Due to related parties	107,216	112,378
Notes payable	17,787	65,291
Capital lease obligations	26,916	18,015
Deferred income taxes payable	6,752	1,979
Total current liabilities	373,289	334,926

Notes payable	36,656	5,483
Capital lease obligations	24,858	49,744

Total liabilities	434,803	390,513

Commitments and contingencies	-	-

Stockholders’/partners' equity (deficiency)	47,882	(159,973)

	.
Total liabilities and stockholders’/partners' equity (deficiency)	$482,685	$230,540

The accompanying notes are an integral part of these combined financial statements

iSafe Entities
Combined Statements of Operations

	Years ended December 31,
	2010	2009

Revenue	$1,306,324	$850,692

Cost of revenues	700,135	691,989

Gross profit	606,189	158,703

Operating expenses:
Selling, general, and administrative	323,838	251,123
Depreciation expense	43,086	42,725

Total operating expenses	366,924	293,848

Operating profit (loss)	239,265	(135,145)

Other expense:
Interest	13,365	32,352
Other , net	8,691	-

Total other expense	22,056	32,352

Income (loss) before income taxes	217,209	(167,497)

Income tax expense (benefit)	64,957	(24,189)

Net Income (Loss)	$152,252	$(143,308)

The accompanying notes are an integral part of these combined financial statements

iSafe Entities

Combined Statement of Changes in Stockholders'/Partners' Equity (Deficiency)
For the years ended December 31, 2010 and 2009

							iSafe		Total Stockholders'/
							Imaging,	eMedisafe,	Partners'	Comprehensive
	iSafe Imaging Canada, LTD.						LP	LP	Equity	Income/(Loss)
				Accumlated
			Additional	Other
	Common Stock		Paid In	Comprehensive	Retained		Partners'	Partners'
	Shares	Amount	Capital	Income (Loss)	Earnings	Total	Capital	Capital

Balance, January 1, 2009	500,000	$80	$-	$(5,205)	$30,726	$25,601	$(69,423)	$-	$(43,822)

Net loss	-	-	-	-	(64,574)	(64,574)	(78,734)	-	(143,308)	$(143,308)

Unrealized gain on foreign currency translation	-	-	-	358	-	358	-	-	358	358

Total comprehensive loss										$(142,950)

Partners' contributions	-	-	-	-	-	-	99,621	2,500	102,121

Distribution to partners							(75,750)		(75,750)

Stock-based compensation	-	-	428	-	-	428	-	-	428

Balance, December 31, 2009	500,000	80	428	(4,847)	(33,848)	(38,187)	(124,286)	2,500	(159,973)

Net income	-	-	-	-	758	758	151,802	(308)	152,252	$152,252

Unrealized loss on foreign currency translation	-	-	-	(1,856)	-	(1,856)	-	-	(1,856)	(1,856)

Total comprehensive income										$150,396

Partners' contributions	-	-	-	-	-	-	90,714	1,865	92,579

Distribution to partners							(35,550)		(35,550)

Stock-based compensation	-	-	430	-	-	430	-	-	430

Balance, December 31, 2010	500,000	$80	$858	$(6,703)	$(33,090)	$(38,855)	$82,680	$4,057	$47,882

The accompanying notes are an integral part of these combined financial statements.

iSafe Entities
Combined Statement of Cash Flows

	Years ended December 31,
	2010	2009
Cash flows used in operating activities:

Net Income (Loss)	$152,252	$(143,308)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	43,086	42,725
Stock-based compensation expense	430	428
Amount included in revenue in connection with barter transaction	(57,864)	-

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(240,437)	36,952
(Increase) decrease in prepaid expenses and other current assets	11,793	(16,217)
(Increase) decrease in deferred tax asset	11,644	(11,644)
Increase in accounts payable and accrued expenses	77,355	32,495
Increase in advances from related parties	109,716	130,792
Increase in deferred tax liability	4,773	518
Net cash provided by operating activities	112,748	72,741

Cash flows from investing activities:
Purchase of property and equipment	(25,614)	(13,405)
Net cash used in investing activities	(25,614)	(13,405)

Cash flows provided (used in) financing activities:
Payments in connection with capital leases	(15,985)	(14,239)
Proceeds from notes payable	50,000	50,000
Repayment of notes payable	(66,691)	(50,440)
Repayment of advances from related parties	(114,878)	(43,725)
Partners' contributions	92,579	102,121
Distributions to partners	(35,550)	(75,750)
Net cash used in financing activities	(90,525)	(32,033)

Net (decrease) increase in cash	(3,391)	27,303

Effect of foreign exchange rate changes on cash	(1,856)	358

Cash - Beginning of period	55,301	27,640
Cash - End of period	$50,054	$55,301

Supplemental disclosures of cash flow information:
Interest paid	$13,365	$32,352
Income taxes paid	-	-

The accompanying notes are an integral part of these combined financial statements

iSafe Entities
Notes to Combined Financial Statements

1.	Basis of Presentation

The combined financial statements presented herein reflect the financial position, results of operations, and cash flows of the combined accounts of iSafe Imaging Canada Ltd.; iSafe Imaging, LP; and eMediSafe, LP (“Company”, “iSafe”, “iSafe Entities”) as these entities provide similar services and are under common control and management.

The accompanying combined financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”). iSafe Imaging, LP and eMedisafe, LP's functional currency is the US Dollar.  iSafe Imaging Canada Ltd’s functional currency is the Canadian dollar.  Its financial statements have been converted and are presented in US dollars.  All intercompany balances and transactions have been eliminated.

2.	Nature of Business

iSafe provides digital file conversion services that convert legacy information of various formats into valuable useful information.  Services include document imaging, tape copying and transcription, data replication and disaster recovery.  Additional services provided include physical storage and management of hard copy records and paper materials, document retention planning, and document disposal.  These services enable the Company to create unique and comprehensive data and information management solutions that deliver maximum value to their business and user communities.  Major customers include companies in the oil and gas, telecommunications, engineering, and medical sectors.

The Company has offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada.

3.	Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period.  Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Actual results could differ from those estimates.

Revenue Recognition - The Company recognizes revenue when persuasive evidence that an arrangement exists with a customer or client, the price to the purchaser is fixed or determinable, the product has been shipped or the service has been performed, the Company has no significant remaining obligation, and collectability has occurred or is reasonably assured.

Stock Based Compensation - The Company accounts for options granted to employees by measuring the cost of services received in exchange for the award of equity instruments based upon the fair value of the award on the date of grant.  The fair value of that award is then ratably recognized as expense over the period during which the recipient is required to provide services in exchange for that award.

Cash and Cash Equivalents - The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased to be cash equivalents. The Company’s cash and cash equivalents totaled $50,054 at December 31, 2010 and were on deposit at three financial institutions.

Accounts Receivable and Allowance for Discounts and Doubtful Accounts - The Company's trade accounts receivable are recorded at amounts billed to customers, and presented on the combined balance sheet net of the allowance for doubtful accounts, if required. The allowance is determined by a variety of factors, including the age of the receivables, current economic conditions, historical losses and other information management obtains regarding the financial condition of customers. The policy for determining the past due status of receivables is based on how recently payments have been received. Receivables are charged off when they are deemed uncollectible, which may arise when customers file for bankruptcy or are otherwise deemed unable to repay the amounts owed to the Company. In general, the Company does not require collateral and generally grants 30-day invoice terms to its customers.  There was no allowance for doubtful accounts at December 31, 2010 and 2009.

Income Taxes - The Company accounts for income taxes in conformity with US GAAP which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the combined financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. Additionally, US GAAP requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. No valuation allowance has been recorcded as of December 31, 2010 and 2009.

The Company’s domestic operations are organized as two partnerships in the State of Texas.  Under federal and state law, partnerships are “pass through” entities whereby the income of the partnership is taxed at the partner level.  Accordingly, no provision for income tax has been made for the domestic operations.

The Company’s foreign operations in Canada are subject to both federal and provincial income tax.  Income (loss) before income tax from foreign operations totaled $65,716 and ($88,762) in 2010 and 2009, respectively.

The Company evaluates its uncertain tax positions in conformity with US GAAP which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as "unrecognized benefits". A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise's potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of US GAAP. For Canadian tax purposes, tax years from 2006 to the present remain open to examination and the Company is currently not undergoing a tax examination. Additionally, interest costs related to unrecognized tax benefits are required to be calculated, if applicable, and would be classified as Interest Expense in the consolidated statements of operations. Penalties would be recognized as a component of General and Administrative Expenses.

Financial Instruments - The Company records financial instruments consisting of cash, accounts receivable, and accounts payable at historical cost and notes payable at face value less principal repayments and considers such amounts to approximate fair value due to their short term nature of those instruments.

Fixed Assets - The Company accounts for fixed assets at their historical cost and records depreciation utilizing the straight-line method over periods ranging from three years to five years based upon their estimated useful lives.  Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred.  Gains or losses on disposal of property and equipment are reflected in the statement of operations in the period of disposal.

Impairment of Long-Lived Assets - The Company reviews long-lived assets, including intangible assets other than goodwill, for impairment whenever changes in circumstances indicate that the carrying value of the asset may not be recoverable. In connection with this review, the Company also reevaluates the periods of depreciation and amortization for these assets.  The Company assesses recoverability by determining whether the net book value of the related asset will be recovered through the projected undiscounted future cash flows of the asset.  If the Company determined that the carrying value of the asset may not be recoverable, it measures any impairment based on the projected future discounted cash flows as compared to the asset's carrying value.  For the year ended December 31, 2010 and 2009, the Company has not recorded any impairment charges on its long-lived assets.

Advertising Costs - Advertising costs are expensed as incurred.  Advertising costs are included in selling, general, and administrative expenses and were de minimis for the years ended December 31, 2010 and 2009.

Foreign Currency Translation - Assets and liabilities related to the Company’s foreign operations are translated at end-of-period exchange rates while the related revenues and expenses are translated at average exchange rates prevailing during the period.  Translation adjustments are recorded as a separate component of stockholders’/partners’ equity/(deficiency). Transaction gains and losses were immaterial from the years ended December 31, 2010 and 2009.

Comprehensive Income (Loss) - The Company reports comprehensive income (loss) and its components in its combined financial statements. Comprehensive loss consists of net loss and foreign currency translation adjustments affecting stockholders’/partners’ equity (deficiency) that under US GAAP are excluded from net loss.

Contingent Liabilities - The Company records liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated or determined.  As of December 31, 2009 and 2010 there were no material accruals for contingent liabilities.

Recent Accounting Pronouncements - There are no recently issued accounting pronouncements which are applicable to the Company.

4.	Fixed Assets

Fixed assets consist of the following as of December 31, 2010 and 2009:

	2010	2009

Machinery and equipment	$404,877	$315,821

Accumulated depreciation	(252,843)	(204,179)

Fixed assets, net	$152,034	$111,642

Fixed assets include machinery and equipment which were acquired in exchange for services through a barter transaction during the year ended December 31, 2010.  Such assets were valued at $57,864 which represents their fair market value as determined through reference to independent, third-party price quotes for similar equipment. Depreciation expense for the years ending December 31, 2010 and 2009 was $43,086, and $42,725, respectively.

5.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following as of December 31, 2010 and 2009:

	2010	2009

Trade payables	$103,966	$98,082

Income taxes payable	58,513	8,088

Other	52,139	31,093

Total	$214,618	$137,263

6.	Notes Payable

Notes payable consisted of the following as of December 31, 2010 and 2009:

	2010	2009

Note payable to financial institution with interest at prime plus 3.5% per annum (6.75% as of December 31, 2010), requiring monthly principal and interest payments totaling $987, and maturing in 2015	$45,736	$-

Note payable to financial institution with at 5.8% per annum requiring only interest payments on a monthly basis and principal maturing in 2010	-	50,000

Note payable to vendor with interest at 8% per annum requiring monthly principal and interest payments of $1,485 and maturing in 2011	8,707	21,134

Total	$54,443	$71,134

The carrying value of the notes payable described above have been classified between current and long term liabilities as of December 31, 2010 and 2009 as follows:

Current liabilities	$17,787	$65,291
Long term liabilities	36,656	5,843
Total	$54,443	$71,134

The scheduled repayment of the promissory notes outstanding as of December 31, 2010 is as follows:

2011	$17,787
2012	9,712
2013	10,388
2014	11,112
2015 and thereafter	5,444
$54,443

7. Capital Lease Obligations

The Company has equipment under capital leases expiring at various dates through 2013.  The assets and liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets.

The assets, with costs of $96,785 and accumulated amortization of $62,244 as of December 31, 2010 and the assets with costs of $96,785 and accumulated amortization of $42,421 as of December 31, 2009 are included in machinery and equipment and are amortized over the estimated lives of the assets.  Amortization of assets under capital leases is included in depreciation and amortization expense.

At December 31, 2010, annual minimum future lease payments under these capital leases are as follows:

For the Years Ending December 31,:
2011	$33,331
2012	21,919
2013	5,015
Total Minimum Lease Payments	60,265
Less: amounts representing interest	(8,491)
Present Value of Minimum Lease Payments	51,774
Less: current portion of minimum lease payments	(26,916)
Long-Term Present Value of Minimum Lease Payments	$24,858

Lease obligations are collateralized by the related equipment and are guaranteed by related parties. Interest rates range on capitalized leases from 10% to 14% and are imputed based on the lower of the Company’s incremental borrowings rate at the inception of each lease or the lessor’s implicit rate of return.

8.	Income Taxes

As of December 31, 2010 and 2009, the Company had zero and $42,139, respectively, of foreign operating loss carryforwards available to offset future taxable income which expire in 2029.

Deferred income taxes reflect the net tax effects of operating loss and or tax credit carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible.  Generally accepted accounting principles require that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized.  A review of all available positive and negative evidence needs to be considered, including the Company’s performance, the market environment in which the Company operates, the length of carryback and carryforward periods, and expectations of future profits. No net valuation allowances were required to be recorded against deferred tax assets as of December 31, 2010 and 2009.

The provision (benefit) for income tax on foreign operations consists of the following for the years ended December 31, 2010 and 2009:

	2010	2009

Federal
Current	$31,217	$(9,061)
Deferred	10,687	(6,877)

Federal
Current	17,343	(4,632)
Deferred	5,710	(3,619)

Total tax provision (benefit)	$64,957	$(24,189)

For the periods ended December 31, 2010 and December 31, 2009, the expected tax expense (benefit) based on the statutory rate is reconciled with actual tax expense (benefit) as follows:

	2010	2009
Foreign federal statutory rate	18.0%	(19.0%)
Foreign local statutory rate	10.0%	(10.0%)
Uncertain tax positions	21.8%	1.2%
U.S. passthrough entities	(19.9%)	13.4%
Income tax provision (benefit)	29.9%	(14.4%)

The company had unrecognized tax benefits which, if recognized, would affect the tax rate. The unrecognized tax benefits as of December 31, 2010 and December 31, 2009 consisted of the following:

	2010	2009
Balance at January 1,	$8,088	$6,249
Additions based on current year positions	47,821	1,839
Balance at December 31,	$55,909	$8,088

The company does not expect that the total amount of unrecognized benefits will change in the next twelve months.

As of December 31, 2010 and December 31, 2009, the company’s deferred tax asset (liability) consisted of the effect of temporary differences attributable to the following:

	2010	2009
Deferred tax assets
Net operating losses	$-	$11,644
Total deferred tax assets	$-	$11,644

Deferred tax liabilities
Fixed asset depreciation	(6,752)	(1,979)
Total deferred tax liabilities	(6,752)	(1,979)
Net deferred tax asset (liability)	$(6,752)	$9,665

9.           Equity

iSafe Cananda's equity  structure consists of an unlimited number of shares of Class A and Class B Common Stock with no par value and an unlimited number of shares of Preferred Stock with no stated value. As of December 31, 2010 and 2009, there were 500,000 shares outstanding of Class A Common Stock and no shares outstanding of Class B Common Stock or Preferred Stock.

10.         Stock Based Compensation

The Company accounts for options granted to employees by measuring the cost of services received in exchange for the award of equity instruments based upon the fair value of the award on the date of grant. The fair value of that award is then ratably recognized as expense over the period during which the recipient is required to provide services in exchange for that award.

The Company utilizes the Black-Scholes option pricing model to estimate the fair value of such instruments. The risk-free interest rate assumptions were based upon the observed interest rates appropriate for the expected term of the options. The expected volatility assumption was based upon the historical volatility of the common stock of comparable companies. The expected dividend yield was assumed to be zero as the Company has not paid any dividends since its inception and does not anticipate paying dividends in the foreseeable future. The expected term assumption for employee options was determined utilizing the simplified method provided in Staff Accounting Bulletin No. 107, Share-Based Payment, which averages an award's vesting period with its contractual term.

On August 24, 2007 and December 23, 2008, the Company issued options to employees for the purchase of 24,000, and 14,000 shares, respectively, of iSafe Imaging Canada, Ltd common stock for a five year period.  These options had an exercise price of $0.01 per share and vested ratably over the three anniversary dates subsequent to the dates of issuance. The Company estimated the fair value of these options to aggregate $1,315 as of the grant dates and is recording such expense ratably over the related vesting periods.

Assumptions made in calculating the fair value of options issued during the years ended December 31, 2008 and 2007 were as follows:

	2008	2007
Risk free interest rate	1.1%	4.3%
Dividend yield	Zero	Zero
Volatility	45%	32%
Expected term (in years)	3.5	3.5

Share based compensation expense for stock options for the years ended December 31, 2010 and 2009 was $430 and $428 and was classified in the statements of operations under cost of revenues.

A summary of the changes in options outstanding during the years ended December 31, 2010 and 2009 is as follows:

			Weighted	Weighted
			Average	Average
		Exercise	Exercise	Remaining	Aggregate
	Number of	Price	Price	Contractual	Intrinsic
	Shares	Per Share	Per Share	Term (Years)	Value

Outstanding at January 1, 2009	38,000	$0.01	$0.01
Granted	-	-	-	-	-
Exercised	-	-	-	-	-
Terminated	-	-	-	-	-
Outstanding at December 31, 2009	38,000	$0.01	$0.01	-	-
Granted	-	-	-	-	-
Exercised	-	-	-	-	-
Terminated	-	-	-	-	-
Outstanding and expected to vest
at December 31, 2010	38,000	$0.01	$0.01	1.9	$9,667

Options exercisable at December 31, 2010	33,333	$0.01	$0.01	1.9	$11,020

There were no options granted during the years ended December 31, 2009 and 2010.

The unrecognized share-based compensation cost related to non-vested options as of December 31, 2010 was $422 as measured utilizing the value as of the date of grant. These costs are expected to be recognized over a weighted-average period of approximately one year.  The total fair value of options vested during the years ended December 31, 2009 and 2010 as measured utilizing the value as of the date of grant was $428 and $430, respectively.

11.	Related Party Transactions

From time to time, partners and members of management have deferred compensation, advanced funds to the Company, and/or were not immediately reimbursed for out-of-pocket expenses on a temporary basis without interest.  As of December 31, 2010 and 2009, amounts due to those individuals aggregated $107,216, and $112,378, respectively.  Subsequent to December 31, 2010, all outstanding amounts as of that date were paid to those individuals.

12.	Commitments and Contingencies

a)	Operating Leases

The Company conducts its operations in three leased offices in the United States and Canada which aggregates approximately 5,000 square feet. Such leases expire at various dates through 2014. Rent abatements and scheduled rent increases are recorded as deferred rent and amortized on a straight-line basis over the life of the lease. As of December 31, 2010 and 2009 deferred rent was immaterial and rent expense for the years ended December 31, 2010 and 2009 was $64,083 and $77,984, respectively.

Future minimum payments required in connection with operating leases as of December 31, 2010 are as follows:

2011	$54,521
2012	55,373
2013	35,837
2014	6,792
$152,523

b)	Litigation

The Company is subject to litigation in the ordinary course of business.  Management believes that the Company has adequate insurance coverage and accrues loss contingencies for all known matters that are probable and can be reasonably estimated and that the resolution of any such items will not have a material effect upon the Company's financial position or results of operations.

13.	Credit Risk and Concentrations

Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and cash.

For the year ended December 31, 2010, three customers accounted for 46%, 14%, and 14% of net sales. As of December 31, 2010, two customers accounted for 78% and 13% of accounts receivable. For the year ended December 31, 2009, three customers accounted for 34%, 14%, and 10% of net sales. As of December 31, 2009, three customers accounted for 24%, 19%, and 18% of accounts receivable.

14.	Subsequent Event

On March 22, 2011, Heartland Bridge Capital, Inc., a public company based in Mahwah, NJ, acquired 100% of the stockholders'/partners' interests in the iSafe Entities.

Management has evaluated subsequent events to determine if events or transactions occurring through August 11, 2011, the date the combined financial statements are available to be issued, require potential adjustment to or disclosure in the combined financial statements.

B.           Pro Forma Financial Information.

The following unaudited pro forma combined statements of operations have been derived by the application of pro forma adjustments to the historical financial statements of Heartland Bridge Capital, Inc. (“Heartland”) and the iSafe Entities to reflect the March 22, 2011 acquisition of the iSafe Entities by Heartland as if it had occurred on January 1, 2010.

The unaudited twelve month pro forma combined statements of operations include the audited statement of operations of Heartland for the period April 29, 2010 (date of inception) to December 31, 2010, as presented in its Annual Report on Form 10-K for the period April 29, 2010 (date of inception) to December 31, 2010, as filed with the Securities and Exchange Commission on April 15, 2011.  The unaudited twelve month pro forma combined statements of operations include the audited statement of operations of the iSafe Entities for the twelve months ended December 31, 2010, as presented herein.  Pro forma adjustments were required in the unaudited twelve month pro forma combined statements of operations to eliminate the equity accounts of the iSafe Entities, record the securities issued by Heartland in connection with the acquisition transaction, establish the value of intangible assets acquired, and record amortization expense associated with those intangible assets.

The unaudited pro forma combined statements of operations for the twelve month period ended December 31, 2010 give effect to the acquisition of the iSafe Entities as if it had occurred on December 31, 2010.  The unaudited pro forma combined statements of operations for the twelve month period should be read in conjunction with the historical financial statements of Heartland and the iSafe Entities.  Heartland’s audited financial statements are incorporated by reference from its Annual Report on Form 10-K for the period April 29, 2010 (date of inception) to December 31, 2010, as filed with the Securities and Exchange Commission on April 15, 2011.  The iSafe Entities’s audited financial statements for the twelve months ended December 31, 2010 are included herein.  The unaudited pro forma combined statements of operations should not be considered indicative of actual results that would have been achieved had the acquisition been consummated on the date indicated, nor are they necessarily indicative of future operating results.

The unaudited pro forma combined statements of operations twelve months ended December 31, 2010 are based on currently available information and certain assumptions that management of Heartland believes are appropriate.  Management of Heartland believes that the assumptions utilized provide a reasonable basis for presenting the significant effects of the acquisition and that the pro forma adjustments give appropriate effects to those assumptions and are properly applied in the unaudited pro forma combined statements of operations.

Pro Forma Statement of Operations
For the Twelve Months Ended December 31, 2010

	Heartland Bridge				Pro Forma
	Capital, Inc.				Statement of
	for the period	iSafe Entities			Operations
	April 29, 2010	for the year			for the year
	(Inception) to	ended			ended
	December 31,	December 31,	Pro Forma		December 31,
	2010	2010	Adjustments		2010

Revenues	$-	$1,306,324			$1,306,324

Cost of revenues	-	700,135			700,135

Gross profit	-	606,189			606,189

Operating expenses:

Research and development	134,660	-			134,660

Selling, general, and administrative expense	164,778	323,838			488,616

Depreciation and amortization	-	43,086	183,163	(d)	226,249

Total operating expenses	299,438	366,924			849,525

Operating profit (loss)	(299,438)	239,265			(243,336)

Other income (expense), net	(12,256)	(22,056)			(34,312)

Income (loss) before income taxes	(311,694)	217,209			(277,648)

Income tax (expense) benefit	-	(64,957)			(64,957)

Net income (loss)	$(311,694)	$152,252			$(342,605)

Net loss per share - basic and diluted	$(0.03)				$(0.03)

Weighted average common shares
outstanding - Basic and diluted	11,466,463				11,966,463

Pro Forma Balance Sheet
As of December 31, 2010

	Heartland Bridge		Pro Forma		Pro Forma
	Capital, Inc.	iSafe Entities	Adjustments		Balance Sheet

Assets:

Cash	$19,997	$50,054			$70,051
Accounts receivable	-	276,173			276,173
Prepaid expenses and other current assets	16,936	4,424			21,360

Total current assets	36,933	330,651			367,584

Fixed assets, net	-	152,034			152,034
Intangible assets, net	2,950,000	-	915,815	(c)	3,865,815

Total assets	$2,986,933	$482,685			$4,385,433

Liabilities:

Accounts payable and accrued expenses	$48,375	$214,618			$262,993
Accounts payable and accrued expenses due to related parties	-	107,216			107,216
Notes payable	1,468,465	44,703			1,513,168
Notes payable due to related party	35,000	-			35,000
Stock subscription payable	750,000	-			750,000
Stock subscription payable due to related party	100,000	-			100,000
Deferred income taxes payable	-	6,752			6,752

Total current liabilities	2,401,840	373,289			2,775,129

Notes payable - Long term	666,667	61,514			728,181

Total liabilities	3,068,507	434,803			3,503,310

Stockholders'/Partners' Equity (Deficiency):

Common stock	1,512	80	(80)	(a)	1,562
			50	(b)
Additional paid-in capital	228,608	858	(858)	(a)	1,198,958
			970,350	(b)
Other comprehensive income (loss)	-	(6,703)			(6,703)
Retained earnings / Accumulated deficit	(311,694)	(33,090)	(33,090)	(a)	(311,694)
Partners' capital accounts	-	86,737	(86,737)	(a)	-

Total stockholders'/partners' equity (deficiency)	(81,574)	47,882			4,385,433

Total liabilities and stockholders'/partners'
equity/(deficiency)	$2,986,933	$482,685			$882,123

Adjustments to Pro Forma Financial Statements

The following unaudited pro forma adjustments to the historical financial statements of Heartland and the iSafe Entities give effect to the March 22, 2011 acquisition of the iSafe Entities by Heartland as if it had occurred on January 1, 2010.

a)	Eliminates the iSafe Entities’s equity account balances as of December 31, 2010.

b)
Reflects the issuance of 500,000 shares of Heartland common stock with a value of $1.75 per share aggregating $875,000 and warrants for the purchase of 50,000 shares of Heartland common shares with a calculated value of $95,400 as of December 31, 2010.

c)
Records the value of intangible assets as if acquired on December 31, 2010. The purchase price paid by the Company in excess of the net assets of iSafe was allocated to intangible assets. The Company is in the process of valuing the assets and liabilities acquired. Consequently, the allocation of the purchase price described above is preliminary and subject to revision.

d)	Records the amortization of the intangible assets for the year ended December 31, 2010 assuming a five year life.

EXHIBITS

10.1*	Reorganization and Stock Purchase Agreement with the iSafe Entities and iSafe Holders dated March 21, 2011

*           Incorporated by reference from our Current Report on Form 8-K dated March 22, 2011 and filed with the Commission on March 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2011	Heartland Bridge Capital, Inc.
a Delaware corporation

/s/ James F. Groelinger
By: James F. Groelinger
Its: Chief Executive Officer

Dated: August 11, 2011	Heartland Bridge Capital, Inc.
a Delaware corporation

/s/ Frederick Larcombe
By: Frederick Larcombe
Its: Chief Financial Officer